Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of October 15, 2004, by and among SOFTBANK Corp, a Japanese corporation (“SOFTBANK Parent”), SOFTBANK BB Corp., a Japanese corporation (“SOFTBANK BB”), and SOFTBANK Korea Co., Ltd., a Korean corporation (“SOFTBANK Korea”), (collectively the “Sellers”), and Ariba, Inc., a Delaware corporation (the “Purchaser”), and Nihon Ariba K.K., a Japanese corporation (“Nihon Ariba”), and Ariba Korea, Ltd., a Korean corporation (“Ariba Korea”) (together the “Companies”).

WHEREAS, SOFTBANK Parent and SOFTBANK BB are the record owners of              shares of the Common Stock of Nihon Ariba (the “Nihon Ariba Shares”), and SOFTBANK Parent and SOFTBANK Korea are the record owners of              shares of the Common Stock of Ariba Korea (the “Ariba Korea Shares”, and collectively with the Nihon Ariba Shares, the “Shares”), and Sellers desire to sell all of the Shares to the Purchaser;

WHEREAS, the Purchaser desires to acquire all of Sellers’ right, title and interest to the Shares; and

NOW THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and for other good and sufficient consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Shares; Closing.

1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.2(a), below), the Purchaser agrees to purchase and the Sellers agree to sell, assign, transfer and deliver to the Purchaser, the Shares, at an aggregate purchase price of US$3,500,000 (the “Purchase Price”), of which US$2,900,000 shall represent payment for the Ariba Korea Shares and US$600,000 shall represent payment for the Nihon Ariba Shares.

1.2 Closing; Deliveries.

(a) Date and Location. Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares (the “Closing”) shall take place at a place and on a date and time agreed by the Parties (such time and date, the “Closing Date”).

(b) Deliveries. The following deliveries shall be made by the Parties:

(i) Payment; Shares. At the Closing, Sellers shall deliver to Purchaser duly executed stock powers disclaiming interest in the Shares (only in connection with Shares of Ariba Korea) and irrevocable authorization and instruction to the Companies to issue and deliver to Purchaser stock certificates representing the Shares and take all actions reasonably necessary to convey and deliver to Purchaser the ownership, title and possession to all of the Shares (free and clear of any liens or encumbrance) including if requested by Purchaser the issue and delivery to Ariba Korea of a transfer notice (with fixed date stamp) notifying Ariba Korea that all of the shares of Ariba Korea held or owned by sellers have been transferred to Ariba, Inc., against payment by Purchaser of the Purchase Price, by wire transfer of immediately available funds in United States Dollars, pursuant to the Escrow Agreement and Sections 2(a)(ii) and 2(c) of the Settlement Agreement (each as defined below).

(ii) Transaction Documents. Prior to the Closing, the Sellers and the Purchaser shall have executed and delivered:

(A) the Settlement Agreement in the form attached hereto as Exhibit A (the “Settlement Agreement”);

(B) the Escrow Agreement in the form attached hereto as Exhibit B (the “Escrow Agreement”); and

(C) the Master Software License Agreement in the form attached hereto as Exhibit C (the “MSLA”).

2. Representations and Warranties of Sellers. Sellers hereby represent and warrant to the Purchaser that:

2.1 Ownership of Shares. Sellers have good and marketable right, title and interest (legal and beneficial) in and to all of the Shares sold pursuant to this Agreement free and clear of all liens, pledges, security interests, charges, claims or encumbrances of any kind. Upon payment for the Shares in accordance with this Agreement, the Purchaser will acquire good and marketable title to the Shares free and clear of all liens, pledges, security interests, charges, claims or encumbrances of any kind.

2.2 Authorization. Sellers have all necessary power and authority to enter into and to perform all obligations of the Sellers hereunder, the sale and delivery of the Shares being sold hereunder has been duly authorized, and this Agreement has been duly executed and delivered by the Sellers and constitutes a valid and legally binding obligation of the Sellers, enforceable in accordance with its terms.

2.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by Sellers of, or constitute a default by Sellers under, or contravene any provision of, applicable law, any agreement, instrument, decree, judgment or order to which Sellers are a party, to which the properties of which Sellers may be subject or by which Sellers may be bound. Furthermore, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Sellers of their obligations under this Agreement.

2.4 Disclosure of Information. Sellers believe they have received all the information they consider necessary or appropriate for deciding whether to sell the Shares to the Purchaser pursuant to this Agreement. Sellers further represent that they have had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Sellers that:

3.1 Authorization. The Purchaser has all necessary power and authority to enter into this Agreement and to perform all obligations of the Purchaser hereunder, the purchase of the Shares being sold hereunder has been duly authorized, and this Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms.

3.2 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by Purchaser of, or constitute a default by Purchaser under, or contravene any provision of, applicable law, any agreement, instrument, decree, judgment or order to which Purchaser is a party, to which the properties of which Purchaser may be subject or by which Purchaser may be bound. Furthermore, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Purchaser of its obligations under this Agreement.

3.3 Disclosure of Information. The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares from the Sellers pursuant to this Agreement. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company.

4. Covenants.

4.1 Pre-Closing Cooperation. Subject to the terms and conditions of this Agreement, the Parties agree to use all reasonable efforts to take, or cause to be taken (including with respect to the Companies), all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Settlement Agreement as soon as practicable.

4.2 Further Assurances. After the Closing Date, the Sellers will take all appropriate action and execute any documents, instruments or conveyances which may be reasonably necessary and appropriate to effect any of the provisions of this Agreement at the expense of the Party requesting such action or execution.

5. Conditions to the Obligations of the Sellers. The obligations of the Sellers to consummate the Closing with the Purchaser shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Sellers:

5.1 Representations and Warranties. The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time.

5.2 Payment of Purchase Price. The Purchaser shall have delivered the Purchase Price to the Ariba Escrow Agent.

5.3 Pre-closing Covenants. All covenants that are required to be performed and satisfied prior to the Closing shall have been performed and satisfied.

6. Conditions to the Obligations of Purchaser. The obligation of the Purchaser to consummate the Closing with Sellers shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Purchaser.

6.1 Representations and Warranties. The representations and warranties of Sellers in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time.

6.2 Delivery of Stock Powers. Sellers shall have delivered to the Purchaser the duly executed stock powers (in connection with the Shares of Ariba Korea) and irrevocable authorization and instruction to the Companies to issue and deliver to Purchaser stock certificates representing the Shares.

6.3 Pre-closing Covenants. All covenants that are required to be performed and satisfied prior to the Closing shall have been performed and satisfied.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices and other communications given or made pursuant hereto shall be in conformity with the notice provision set forth in Section 16 of the Settlement Agreement.

7.6 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.

7.7 Amendment and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Sellers and of the Purchaser.

7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.9 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to its subject matter, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

7.10 Dispute Resolution. This Stock Purchase Agreement, and any disputes arising out of or relating to this Stock Purchase Agreement, shall be governed by and construed in accordance with the laws of the State of California as described in Section 6.2. The parties shall attempt to resolve all disputes between the parties arising out of or relating to this Stock Purchase Agreement amicably through good faith discussions upon the written request of any party. In the event that any such dispute cannot be resolved thereby within a period of thirty (30) days after such notice has been given, such dispute shall be finally resolved by binding arbitration in San Francisco, California, using the English language in accordance with the Arbitration Rules and Procedures of JAMS then in effect. The Parties agree that Hon. Daniel Weinstein (Ret.) shall preside over the arbitration of any such dispute. In the event that Hon. Daniel Weinstein (Ret.) is not able to preside over the arbitration, the matter will be submitted to arbitration before Hon. Charles B. Renfrew (Ret.). If Hon. Charles B. Renfrew (Ret.) is not able to preside over the arbitration, the parties shall select an arbitrator in accordance with the arbitrator selection procedures set forth in the Arbitration Rules and Procedures of JAMS then in effect. The parties agree that the presiding arbitrator shall have the jurisdiction to resolve any disputes arising out of or relating to this Stock Purchase Agreement. The parties consent to the exercise of personal jurisdiction over each of them by the federal and state courts within the State of California for the purposes of enforcing any arbitration award that may result from arbitration proceedings instituted to resolve any disputes arising out of or related to this Stock Purchase Agreement, or to prevent any threatened violation of this Stock Purchase Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

PURCHASER:

Ariba, Inc.

By:
Name:
Title:

SELLERS:

SOFTBANK Corp.	SOFTBANK BB Corp.

By:	By:
Name:	Name:
Title:	Title:

SOFTBANK Korea Co., Ltd

By:
Name:
Title:

COMPANIES:

Nihon Ariba K.K.	Ariba Korea, Ltd.

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT C-1